Exhibit 4(b)


                                EIGHTH AMENDMENT
                              ROHR INDUSTRIES, INC.
                            STOCK OPTION PLAN OF 1982


Amendment made as of the      day of            , 19  , to the Stock Option Plan
of 1982, hereinafter referred to as the "Plan."

1.  Section 7.5 is hereby amended to read in full as follows:

    "7.5 In the event of a Change in Control of the Company, then (i) a person who at the date of the Change in Control is an officer of the Company and who is thereafter terminated other than by death, retirement or permanent and total disability, (which are dealt with elsewhere in the plan), and other than a voluntary termination or a termination for cause, shall have his period to exercise his options or Stock Appreciation Rights extended (but not extended beyond the date on which such option or Stock Appreciation Right would have expired by its own terms) for a period of three months following his termination of employment, and (ii) such terminated officer described just above shall be entitled to exercise, within the aforesaid extended period, the entire number of shares granted in the option, notwithstanding any other provisions in the Plan or the option grant; provided, however, in connection with said Change in Control, said officer will not have obtained, except proportionately as a shareholder, a participatory interest in the ownership of the surviving corporation (in the case of a merger or consolidation), in the ownership of the entity beneficially owning the requisite percentage of Company stock (in the case of an entity owning 40% of the Company), in the receipt of assets or earning power (in the case of a transfer of 50% or more of the assets or earning power), or in the loans, advances, guarantees, pledges, or other financial assistance or tax credits.

2.  For the purposes of this Section, the following definitions shall apply:

    (A) "Change in Control" shall mean:

        (1) an agreement shall have been entered or a document signed providing for the merger, consolidation or liquidation of the Company;

        (2) the beneficial ownership (the direct or indirect beneficial ownership for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") and Regulations 13D-G thereunder, or any comparable or successor law or regulation) of 40 percent or more of the Company's shares by any person or associated or affiliated group of persons (as defined by Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof);

        (3) an agreement shall have been entered or a document signed providing for the sale, mortgage, lease or other transfer in one or more transactions (other than transactions in the ordinary course of business) of the assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or associated or affiliated group of Persons; or

        (4) any Acquiring Person (as hereinafter defined) shall receive the benefit, directly or indirectly (except proportionately as a shareholder or upon terms and conditions not less favorable to the Company than the Company would be able to obtain in arm's length
              negotiations with an unaffiliated party) of any loans,   advances,
              guarantees,   pledges  or  other financial assistance, or any tax
              credits or other tax advantage provided by the Company or its subsidiaries; or

        (5) Change in Control shall also mean, and a Change of Control shall be deemed to have occurred, if at any time, the Board of Directors of the Company shall be composed of a majority of Directors which are not Continuing Directors.

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    (B)  "Acquiring Person" shall mean any Person (as defined) who or which, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of such Person, shall be the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on the date hereof) of 15 percent or more of the Voting Shares of the Company then outstanding; provided, however, that an Acquiring Person shall not include the Company, any wholly-owned subsidiary of the Company and any employee benefit plan of the Company or of a subsidiary of the Company or any Person holding Voting Shares of the Company for or pursuant to the terms of any such plan. For purposes of this paragraph, the percentage of the outstanding shares of Voting Shares of which a Person is a Beneficial Owner shall be calculated in accordance with said Rule 13d-3.

    (C) "Continuing Director" shall mean a director if he or she was a member of the Board of Directors as of the date hereof and any successor of a Continuing Director or director filling a newly created position on the Board of Directors who is elected or nominated to succeed a Continuing Director or to fill such newly created position by a majority of Continuing Directors then on the Board.

    (D)  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation, trust, estate, association, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and any two or more of the foregoing acting in concert or pursuant to an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company, and shall include any successor by merger or otherwise) of such entity.

    (E) "Voting Shares" shall mean (i) shares of the Company's $1 par value common stock, and (ii) any other share of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. References to a percentage or portion of the outstanding Voting Shares shall be deemed a reference to the percentage or portion of the total votes entitled to be cast by the holders of the outstanding Voting Shares.

         (i) "Termination for Cause" shall mean termination of the Grantee's employment by the Company solely by reason of one or more of:

              (1) an act by the Grantee constituting a felony, and resulting in a conviction, and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company or any of its affiliated corporations, or

              (2)  the   Grantee's   willful   and   deliberate engagement in an
                   act of gross misconduct that results in demonstrably material and irreparable injury to the Company or any of its affiliated corporations, and which was demonstrably
                   (A) due in bad faith and (B) without a reasonable belief that such act was in the best interests of the Company, or


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              (3)  the  Grantee's   willful,   deliberate  and continued failure
                   substantially to perform the Grantee's duties to the Company, which is demonstrably committed

                   (A)  in bad faith,

                   (B) without a reasonable belief that any such breach of duties is in the best interests of the Company, and

                   (C) which is not remedied within three months, after the written demand notice referred to below.

                        In the event a Termination for Cause is believed to be
                        justified,  then a  written   notice  thereof  shall  be
                        delivered  to  the  Grantee  by  the Company's  chief
                        executive  officer Or  by  the   Company's   Board  of
                        Directors  if  the  Grantee  is  the  chief   executive
                        officer)   which specifically     and    in    detail
                        identifies and explains the manner in which it is believed that the Grantee has performed an act which justifies a Termination for Cause.

        (vii) A "voluntary termination" shall be a termination where the officer voluntarily resigns from employment with the Company except in the case of an event which is a "Constructive Termination", as defined in any severance compensation agreement entered between said officer and the Company."

2.       In all other respects, the Plan is hereby ratified and confirmed.

                                               ROHR INDUSTRIES, INC.

                                               By:

                                                  ---------------------------

                             NINTH AMENDMENT TO THE
                             ROHR INDUSTRIES, INC.,
                            STOCK OPTION PLAN OF 1982



                  Amendment made as of this 30th day of November, 1990, to the Rohr Industries, Inc., Stock Option Plan of 1982, hereinafter referred to as the "Plan."

         1.       Paragraph 7.3 is hereby amended to read in full as follows:

                  "7.3Retirement. If the Grantee's employment by the Company or any of its subsidiaries is terminated by the Grantee's normal retirement at age 65, under the Company's Salaried Retirement Plan (Restated, January 1, 1989) or the Supplemental Retirement Plan (Restated, 1983), as they may be amended from time to time or any succession retirement plan thereto, then that portion of this Option exercisable at the time of such termination of employment may thereafter be exercised during the full term specified in the Option. In the event of an early retirement of the Grantee, however, then that portion of the Option which is exercisable at the time of such termination of employment may thereafter be exercised, but not for more than three (3) years after such termination (or upon the expiration of the specified term of this option, whichever date is sooner); provided, however, in the sole discretion of the Chairman of the Board of the Company, in writing exercised, then the above-stated period may be extended for the full term specified in the Option."

         2. In all other respects, the Plan is hereby ratified and confirmed.



                                                     ROHR INDUSTRIES, INC.



                                                     By:
                                                        --------------------
                                                          R. W. Madsen
                                                          Vice President